UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2008

NGA HoldCo, LLC

(Exact name of registrant as specified in its charter)

Nevada	0-52734	20-8349236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Waterway Avenue, Suite 150, The Woodlands, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-559-7400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Registrant’s Certifying Accountant

On February 6, 2008 NGA HoldCo, LLC (the “Company”) engaged Deloitte & Touche LLP (“Deloitte”) as its accountant to audit the Company’s financial statements for the year ended December 31, 2007 and dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent accountant. The decision to change accountants was approved by the Company’s Board of Managers.

E&Y’s report on the Company’s financial statements for the period from inception (August 1, 2006) through December 31, 2006 (the “Company’s Initial Audited Period”) did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s Initial Audited Period and the period from January 1, 2007 through February 6, 2008 (collectively, the “E&Y Engagement Period”), there was no disagreement between the Company and E&Y, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreement in connection with its report. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

During the E&Y Engagement Period, neither the Company nor anyone on the Company’s behalf consulted Deloitte regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was the subject of a disagreement with E&Y.

The Company has given E&Y an opportunity to review the foregoing disclosures, and E&Y has furnished the Company a letter addressed to the Securities and Exchange Commission indicating that it agrees with the foregoing disclosures as set forth in the letter. A copy of this letter is included as Exhibit 16 to this report.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is included with this report.

Exhibit No.	Description

16	Letter from E & Y to the Securities and Exchange Commission dated February 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGA HOLDCO, LLC

Date: February 7, 2008	By:	/s/ Thomas R. Reeg
Thomas R. Reeg, Operating Manager